BY-LAWS
of
BECTON, DICKINSON AND COMPANY
A New Jersey Corporation
as Amended as of April 24, 2018

ARTICLE I
Offices
The registered office of Becton, Dickinson and Company (the “Company”) shall be in the Borough of Franklin Lakes, County of Bergen, State of New Jersey or such other place within or without the State of New Jersey as the Board of Directors may designate. The Company may also establish and have such other offices within or without the State of New Jersey, as the Board of Directors may designate or its business may require.
ARTICLE II
Meetings of Shareholders
SECTION 1.        PLACE OF MEETINGS. Meetings of the shareholders shall be held at the registered office of the Company in New Jersey, or at such other place, within or without the State of New Jersey, as may be designated by the Board of Directors and stated in the notice of the meeting.
SECTION 2.    A.    ANNUAL MEETINGS. The annual meeting of shareholders for the election of Directors and the transaction of such other business as may be related to the purposes set forth in the notice of the meeting shall be held at such time as may be fixed by the Board of Directors.
A.    SPECIAL MEETING FOR ELECTION OF DIRECTORS. If the annual meeting of shareholders is not held on the date designated, the Board of Directors may call a special meeting of the shareholders for the election of Directors and the transaction of other business.
B.    SPECIAL MEETINGS. (23) Special meetings of the shareholders may be called by the Board of Directors or by the Chairman of the Board or by the Chief Executive Officer or by the President, and shall be called by the Chairman of the Board or by the Chief Executive Officer or by the President upon written request of a majority of the Directors then in office, which request shall state the time, place and purpose of the meeting. Subject to the other provisions of this Section 2.C, a special meeting of shareholders shall be called by the Secretary at the written request (a “Special Meeting Request”) of holders of record of at least 25% of the voting power of the outstanding capital stock of the Company entitled to vote on the matter or matters to be brought before the proposed special meeting. Such Special Meeting Request must be made in proper written form as specified in subsection (b) of this Section 2.C. This Section 2.C is the exclusive means by which a shareholder may nominate persons for election to the Board of Directors and/or present other business at a special meeting of shareholders.
(a)    A Special Meeting Request to the Secretary must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, and shall be signed by each shareholder, or a duly authorized agent of such shareholder, requesting the special meeting. To be in proper written form, a Special Meeting Request must set forth (i) all the information required under subsection (c)(i) and/or (ii) of Article II, Section 2.D of these By-Laws, as applicable, with respect to the nominations or other business proposed to be brought before such special meeting; (i) all of the information required to be set forth in a shareholder’s notice under subsections (c)(iii) through (ix) of Article II, Section 2.D of these By-Laws with respect to each shareholder requesting such meeting; (i) all information relating to each such shareholder that would be required to be disclosed in connection with the shareholder’s solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), and all information, whether or not relating to such shareholder, that would otherwise be required in connection with the shareholder’s solicitation of proxies with respect to the matters proposed to be acted upon at the meeting, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (i) an acknowledgment by such shareholder that any disposition of shares of common stock of the Company held of record by such shareholder as of the date of delivery of the Special Meeting Request and prior to the record date for the special meeting of shareholders requested by such shareholder shall constitute a revocation of such request with respect to such shares.
(b)    The Secretary shall (as promptly as practicable but in no event more than ten days following delivery of a Special Meeting Request that complies with subsection (b) of this Section 2.C) determine whether the request has been made by shareholders owning and holding, in the aggregate, the number of shares necessary to request a special meeting pursuant to this Section 2.C. Upon the Secretary’s finding that holders of the requisite number of shares have made the request, the Board shall determine (as promptly as practicable but in no event more than ten days following the date of the Secretary’s finding), with the advice of counsel, whether the request is valid under the criteria set forth in subsection (d) of this Section 2.C, and, if the request is determined to be valid, shall proceed to fix a date, time and place for the meeting, which date shall be not more than 90 days after the receipt of the Special Meeting Request. Subject to the preceding sentence, in fixing a date and time for a special meeting pursuant to a Special Meeting Request, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting, and nothing herein will limit the power of the Board of Directors or the chair appointed for any annual or special meeting in respect of the conduct of any such meeting.

(c)    Notwithstanding the foregoing provisions of this Section 2.C, a special meeting requested by shareholders shall not be held if: (i) an annual or special meeting of shareholders that included an identical or substantially similar item of business (“Similar Business”) (as determined in good faith by the Board of Directors) was held not more than 120 days before the Special Meeting Request was received by the Secretary; (i) the Board of Directors has called or calls for an annual or special meeting of shareholders to be held within 90 days after the Special Meeting Request is received by the Secretary and the Board of Directors determines in good faith that the business to be conducted at such meeting includes the Similar Business. For purposes of this Section 2.C, the election of directors shall be deemed to be Similar Business with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors; or (i) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law.
(d)    A shareholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary, and if, following such revocation, there are outstanding un-revoked requests from shareholders holding less than the requisite number of shares of common stock entitling such shareholders to request the calling of a special meeting in accordance with this Section 2.C, the Board of Directors may, in its discretion, cancel the special meeting. If none of the shareholders who submitted the Special Meeting Request appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, the Company need not present such business for a vote at such special meeting.
(e)    Business conducted at a special meeting requested by shareholders shall be limited to the matters described in the applicable Special Meeting Request and set forth in the applicable notice of meeting, provided that nothing herein shall prohibit the Board of Directors from submitting additional matters to the shareholders at any such special meeting requested by shareholders.
C.    (a) ADVANCE NOTICE OF NOMINATIONS AND BUSINESS TO BE TRANSACTED AT ANNUAL MEETINGS OF SHAREHOLDERS. No business may be transacted and no nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders, other than business and nominations that are either: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (i) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); (i) otherwise properly brought before the annual meeting by any shareholder of the Company (1) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.D and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (1) who complies with the notice procedures set forth in this Section 2.D; or (i) who (1) fulfills the eligibility requirements of a Nominating Shareholder (as defined below) set forth in Section 2.E and (1) complies with the notice procedures set forth in Section 2.E.

(a)    Notice. In addition to any other applicable requirements, for any business or nominations of persons for election to the Board of Directors to be properly brought before an annual meeting by a shareholder under subsection 2.D(a)(iii) above, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for on a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.
Notwithstanding anything in the first sentence of the preceding paragraph to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no notice or public disclosure by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 70 days prior to the anniversary date of the immediately preceding annual meeting of shareholders, a shareholder's notice required by this Section 2.D. shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such notice or public disclosure of such increase was made.
(b)    Required contents of notice. To be in proper written form, a shareholder’s notice under subsection 2.D(a)(iii)(2) to the Secretary must set forth the following (for the avoidance of doubt and unless the context otherwise requires, the requirements in this section 2.D(c) with respect to the shareholder providing such notice shall also include and apply to the beneficial owner, if any, on whose behalf a proposal is made):
(i)    as to each person whom the shareholder proposes to nominate for election or reelection as a Director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (1) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than the Company, including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Company;

(ii)    as to each other matter such shareholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the text of the proposed amendment to the extent possible), (1) the reasons for conducting such business at the annual meeting, and (1) any material interest of such shareholder in such business;
(iii)    the name and record address of such shareholder (as they appear on the Company’s books);
(iv)    the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such shareholder, together with proof of ownership, if requested by the Company;
(v)    a description of any agreement, arrangement or understanding between or among such shareholder and any other person or persons (including their names) in connection with such proposal of such business or nomination by such shareholder;
(vi)    a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging or similar transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or any such nominee with respect to shares of stock of the Company;
(vii)    a representation that the shareholder will notify the Company in writing of any such agreement, arrangement or understanding referenced in clauses (i), (v) and (vi) above (including any amendment or modification thereto) in effect as of the record date for the annual meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;
(viii)    a representation that such shareholder is a holder of record of capital stock of the Company and is entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to bring such business or nomination before the meeting; and
(ix)    a representation whether the shareholder intends, or is part of a group which intends, (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (1) otherwise to solicit proxies from shareholders in support of such proposal or nomination. In addition, a shareholder seeking to submit such business at an annual meeting shall promptly provide any other information reasonably requested by the Company.

(c)    (i) No business or nomination for director shall be conducted at the annual meeting of shareholders except business or nominations brought before the annual meeting in accordance with the procedures set forth in this Section 2.D or Section 2.E (other than as provided in subsection (e) below); provided, however, that once such business or nomination has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.D or Section 2.E shall be deemed to preclude discussion by any shareholder of any such business or nomination. In addition, only such persons who are nominated in accordance with the procedures set forth in this Section 2.D or Section 2.E shall be eligible to be elected at an annual meeting of the Company. If the chairman of an annual meeting determines that such business or nomination was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that such business or nomination was not properly brought before the meeting, and such business shall not be transacted or such defective nomination shall be disregarded, as applicable, notwithstanding that proxies in respect of such vote may have been received by the Company and counted for purposes of determining a quorum.
(i)    In addition to complying with the provisions of this Section 2.D, a shareholder shall also comply with all applicable requirements of the Exchange Act, with respect to the matters set forth in this Section 2.D.
(d)    The provisions of this Section 2.D or Section 2.E shall not be applicable to any shareholder proposal submitted for inclusion in the Company’s proxy statement pursuant to Rule 14a-8 under Regulation 14A of the Exchange Act.
D.    (a) INCLUSION OF SHAREHOLDER NOMINEES IN PROXY STATEMENT. Subject to the provisions of this Section 2.E, if expressly requested in the relevant Nomination Notice (as defined below), the Company shall include in its proxy statement for any annual meeting of shareholders (but not at any special meeting of shareholders): (i) the names of any person or persons nominated for election (each, a “Shareholder Nominee”), which shall also be included on the Company’s form of proxy and ballot, by any Eligible Shareholder (as defined below) or group of up to 20 Eligible Shareholders that, as determined by the Board of Directors, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 2.E (such Eligible Shareholder or group of Eligible Shareholders being a “Nominating Shareholder”); (i) disclosure about each Shareholder Nominee and the Nominating Shareholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement; (i) any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of each Shareholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 2.E(e)(ii), and provided that such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Supporting Statement”); and (i) any other information that the Company or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of each Shareholder Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section 2.E and any solicitation materials or related information with respect to a Shareholder Nominee.
For purposes of this Section 2.E, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any corporate officer designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Company, any Eligible Shareholder, any Nominating Shareholder, any Shareholder Nominee and any other person so long as it is made in good faith (without any further requirements). The chairman of any annual meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Shareholder Nominee has been nominated in accordance with the requirements of this Section 2.E and, if not so nominated, shall direct and declare at the meeting that such Shareholder Nominee shall not be considered.
(a)    Maximum Number of Shareholder Nominees.
(i)    The Company shall not be required to include in the proxy statement for an annual meeting of shareholders more Shareholder Nominees than that number of Directors constituting the greater of (i) two or (ii) 20% of the total number of Directors of the Company on the last day on which a Nomination Notice may be submitted pursuant to this Section2.E (rounded down to the nearest whole number) (the “Maximum Number”).
(ii)    The Maximum Number for a particular annual meeting shall be reduced by: (1) Shareholder Nominees whose nominations are withdrawn by the Nominating Shareholder or who become unwilling to serve on the Board of Directors; (1) Shareholder Nominees who the Board of Directors itself decides to nominate for election at such annual meeting; and (1) the number of incumbent Directors who had been Shareholder Nominees at any of the preceding two annual meetings of shareholders and whose reelection at the upcoming annual meeting of shareholders is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 2.E(d) but before the date of the annual meeting of shareholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of Directors in office as so reduced.
(iii)    If the number of Shareholder Nominees pursuant to this Section 2.E for any annual meeting of shareholders exceeds the Maximum Number, then, promptly upon notice from the Company, each Nominating Shareholder will select one Shareholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Company’s common stock that each Nominating Shareholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Shareholder has selected one Shareholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 2.E(d), a Nominating Shareholder or a Shareholder Nominee ceases to satisfy the eligibility requirements in this Section 2.E, as determined by the Board of Directors, a Nominating Shareholder withdraws its nomination or a Shareholder Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the Company: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the Shareholder Nominee or any successor or replacement Shareholder Nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (1) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Shareholder Nominee will not be included as a Shareholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of shareholders.
(b)    Eligibility of Nominating Shareholder.
(i)    An “Eligible Shareholder” is a person who has either (1) been a record holder of the shares of common stock of the Company used to satisfy the eligibility requirements in this Section 2.E(c) continuously for the three-year period specified in subsection (c)(ii) of this Section 2.E below or (1) provides to the Secretary of the Company, within the time period referred to in Section 2.E(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines acceptable.
(ii)    An Eligible Shareholder or group of up to 20 Eligible Shareholders may submit a nomination in accordance with this Section 2.E only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the Company’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of shareholders. The following shall be treated as one Eligible Shareholder if such Eligible Shareholder shall provide together with the Nomination Notice documentation satisfactory to the Board of Directors that demonstrates compliance with the following criteria: (1) funds under common management and investment control; (1) funds under common management and funded primarily by the same employer; or (1) a “group of investment companies” (as defined in the Investment Company Act of 1940, as amended). For the avoidance of doubt, in the event of a nomination by a Nominating Shareholder that includes more than one Eligible Shareholder, any and all requirements and obligations for a given Eligible Shareholder or, except as the context otherwise makes clear, the Nominating Shareholder that are set forth in this Section 2.E, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Shareholders constituting the Nominating Shareholder. Should any Eligible Shareholder cease to satisfy the eligibility requirements in this Section 2.E, as determined by the Board of Directors, or withdraw from a group of Eligible Shareholders constituting a Nominating Shareholder at any time prior to the annual meeting of shareholders, the Nominating Shareholder shall be deemed to own only the shares held by the remaining Eligible Shareholders. As used in this Section 2.E, any reference to a “group” or “group of Eligible Shareholders” refers to any Nominating Shareholder that consists of more than one Eligible Shareholder and to all the Eligible Shareholders that make up such Nominating Shareholder.
(iii)    The “Minimum Number” of shares of the Company’s common stock means 3% of the number of outstanding shares of common stock of the Company as of the most recent date for which such amount is given in any filing by the Company with the Securities and Exchange Commission prior to the submission of the Nomination Notice.
(iv)    For purposes of this Section 2.E, an Eligible Shareholder “owns” only those outstanding shares of the Company’s common stock as to which such Eligible Shareholder possesses both: (1) the full voting and investment rights pertaining to such shares and (1) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares: (w) purchased or sold by such Eligible Shareholder or any of its affiliates in any transaction that has not been settled or closed, (x) sold short by such Eligible Shareholder, (y) borrowed by such Eligible Shareholder or any of its affiliates for any purpose or purchased by such Eligible Shareholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of the Company, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (a) reducing in any manner, to any extent or at any time in the future, such Eligible Shareholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (b) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Shareholder or any of its affiliates. An Eligible Shareholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Shareholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Shareholder. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has loaned such shares; provided that the Eligible Shareholder has the power to recall such loaned shares on not more than five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Company are “owned” for these purposes shall be determined by the Board of Directors. For purposes of this Section 2.E(c)(iv), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(v)    No Eligible Shareholder shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any Eligible Shareholder appears as a member of more than one group, such Eligible Shareholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.

(c)    Nomination Notice. To nominate a Shareholder Nominee pursuant to this Section 2.E, the Nominating Shareholder (including, for the avoidance of doubt, each group member in the case of a Nominating Shareholder consisting of a group of Eligible Shareholders) must have delivered to the Secretary of the Company, and the Secretary must have received, all of the following information and documents in a form that the Board of Directors determines acceptable (collectively, the “Nomination Notice”), not less than 120 days nor more than 150 days prior to the anniversary of the date that the Company mailed its proxy statement for the prior year’s annual meeting of shareholders; provided, however, that if (and only if) the annual meeting of shareholders is not scheduled to be held within a period that commences 30 days before the first anniversary date of the preceding year’s annual meeting of shareholders and ends 30 days after the first anniversary date of the preceding year’s annual meeting of shareholders (an annual meeting date outside such period being referred to herein as an (“Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed (in no event shall the adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):
(i)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Shareholder owns, and has continuously owned for the preceding three (3) years, the Minimum Number of shares, and the Nominating Shareholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Shareholder’s continuous ownership of the Minimum Number of shares through the record date;
(ii)    an agreement to provide immediate notice if the Nominating Shareholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting;
(iii)    a Schedule 14N (or any successor form) relating to each Shareholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Shareholder, as applicable, in accordance with Securities and Exchange Commission rules;
(iv)    the written consent of each Shareholder Nominee to being named in the Company’s proxy statement, form of proxy and ballot as a Shareholder Nominee and to serving as a Director if elected;
(v)    a written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Shareholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder: (1) the information that would be required to be set forth in a shareholder’s notice of nomination pursuant to Section 2.D; (1) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (1) a representation and warranty that the Nominating Shareholder acquired the securities of the Company in the ordinary course of business and did not acquire, and is not holding, securities of the Company for the purpose or with the effect of influencing or changing control of the Company; (1) a representation and warranty that the Nominating Shareholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than such Nominating Shareholder’s Shareholder Nominee(s); (1) a representation and warranty that the Nominating Shareholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) with respect to the annual meeting, other than with respect to such Nominating Shareholder’s Shareholder Nominee(s) or any nominee of the Board of Directors; (1) a representation and warranty that the Nominating Shareholder will not use any proxy card other than the Company’s proxy card in soliciting shareholders in connection with the election of a Shareholder Nominee at the annual meeting; (1) a representation and warranty that each Shareholder Nominee’s candidacy or, if elected, membership on the Board of Directors would not violate applicable state or federal law or the rules of any stock exchange on which the Company’s securities are traded; (1) a representation and warranty that each Shareholder Nominee: (A) does not have any direct or indirect relationship with the Company that would cause the Shareholder Nominee to be deemed not independent, and otherwise qualifies as independent, pursuant to the Company’s Statement of Corporate Governance Principles (as amended from time to time or any successor policy) and the rules of the primary stock exchange on which the Company’s shares of common stock are traded; (B) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Company’s shares of common stock are traded; (C) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (D) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision); (E) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Shareholder Nominee; and (F) meets the director qualifications set forth in the Company’s By-laws and the Statement of Corporate Governance Policy, if any; (1) a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 2.E(c); (1) a representation and warranty that the Nominating Shareholder intends to continue to satisfy the eligibility requirements described in Section 2.E(c) through the date of the annual meeting; (1) details of any position of a Shareholder Nominee as a corporate officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Company or its affiliates) of the Company, within the three years preceding the submission of the Nomination Notice; (1) if desired, a Supporting Statement; and (1) in the case of a nomination by a Nominating Shareholder comprised of a group, the designation by all Eligible Shareholders in such group of one Eligible Shareholder who is authorized to act on behalf of the Nominating Shareholder with respect to matters relating to the nomination, including withdrawal of the nomination;

(vi)    an executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Shareholder (including, in the case of a group, each Eligible Shareholder in that group) agrees: (1) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (1) to file any written solicitation or other communication with the Company’s shareholders relating to one or more of the Company’s Directors or nominees for Director or any Shareholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (1) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder or any of its Shareholder Nominees with the Company, its shareholders or any other person in connection with the nomination or election of Directors, including, without limitation, the Nomination Notice; (1) to indemnify and hold harmless (jointly with all other Eligible Shareholders, in the case of a group of Eligible Shareholders) the Company and each of its Directors, corporate officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its Directors, corporate officers or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder or any of its Shareholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 2.E; (1) in the event that any information included in the Nomination Notice or any other communication by the Nominating Shareholder (including with respect to any Eligible Shareholder included in a group) with the Company, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Company and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (1) in the event that the Nominating Shareholder (including any Eligible Shareholder in a group) has failed to continue to satisfy the eligibility requirements described in Section 2.E(c), to promptly notify the Company; and
(vii)    an executed agreement, in a form deemed satisfactory by the Board of Directors, by each Shareholder Nominee: (1) to provide to the Company such other information and certifications, including completion of the Company’s director nominee questionnaire, as the Board of Directors may reasonably request; (1) at the reasonable request of the the Board of Directors or any committee, to discuss matters relating to the nomination of such Shareholder Nominee to the Board of Directors or any committee, including the information provided by such Shareholder Nominee to the Company in connection with his or her nomination and such Shareholder Nominee’s eligibility to serve as a member of the Board of Directors; (1) that such Shareholder Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Company’s Statement of Corporate Governance Principles, Code of Ethics and any other Company policies and guidelines applicable to Directors; and (1) that such Shareholder Nominee is not and will not become a party to (A) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, candidacy, service or action as a Director of the Company that has not been fully disclosed to the Company prior to or concurrently with the Nominating Shareholder’s submission of the Nomination Notice, (B) any agreement, arrangement or understanding with any person or entity as to how such Shareholder Nominee would vote or act on any issue or question as a Director (a “Voting Commitment”) that has not been fully disclosed to the Company prior to or concurrently with the Nominating Shareholder’s submission of the Nomination Notice or (C) any Voting Commitment that could limit or interfere with such Shareholder Nominee’s ability to comply, if elected as a Director of the Company, with his or her fiduciary duties under applicable law.
The information and documents required by this Section 2.E(d) to be provided by the Nominating Shareholder shall be: (i) provided with respect to and executed by each Eligible Shareholder in the group in the case of a Nominating Shareholder comprised of a group of Eligible Shareholders; and (ii) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) (x) in the case of a Nominating Shareholder that is an entity and (y) in the case of a Nominating Shareholder that is a group that includes one or more Eligible Shareholders that are entities. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 2.E(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to and received by the Secretary of the Company.
(d)    Exceptions.
(i)    Notwithstanding anything to the contrary contained in this Section 2.E, the Company may omit from its proxy statement any Shareholder Nominee and any information concerning such Shareholder Nominee (including a Nominating Shareholder’s Supporting Statement) and no vote on such Shareholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Company), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Shareholder Nominee, if: (1) the Company receives a notice pursuant to the advance notice requirements set forth in Section 2.D that a shareholder intends to nominate a candidate for Director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Company; (1) the Nominating Shareholder (or, in the case of a Nominating Shareholder consisting of a group of Eligible Shareholders, the Eligible Shareholder that is authorized to act on behalf of the Nominating Shareholder), or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Section 2.E, the Nominating Shareholder withdraws its nomination or the chairman of the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 2.E and shall therefore be disregarded; (1) the Board of Directors determines that such Shareholder Nominee’s nomination or election to the Board of Directors would result in the Company violating or failing to be in compliance with these By-laws or the Certificate of Incorporation or any applicable law, rule or regulation to which the Company is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded; (1) such Shareholder Nominee was nominated for election to the Board of Directors pursuant to this Section 2.E at one of the Company’s two preceding annual meetings of shareholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than 25% of the shares of common stock entitled to vote for such Shareholder Nominee; (1) such Shareholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (1) the Company is notified, or the Board of Directors determines, that the Nominating Shareholder or such Shareholder Nominee has failed to continue to satisfy the eligibility requirements, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Shareholder Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Shareholder or such Shareholder Nominee under this Section 2.E.
(ii)    Notwithstanding anything to the contrary contained in this Section 2.E, the Company may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Shareholder Nominee included in the Nomination Notice, if the Board of Directors determines that: (1) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (1) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (1) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation; or (1) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Company.
The Company may solicit against, and include in the proxy statement its own statement relating to, any Shareholder Nominee.
SECTION 3.     QUORUM; ADJOURNMENT. The presence, in person or by proxy, of the holders of shares representing a majority of the votes entitled to be cast at a meeting shall constitute a quorum. If a quorum is not present at any meeting, the chairman of the meeting may adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum is present; provided, that if after adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The chairman of the meeting or a majority of the shareholders present in person, or by proxy, shall have power to adjourn the meeting without notice. At such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally notified.
SECTION 4.        NOTICE OF MEETINGS. A written notice of each annual or special meeting of the shareholders of the Company, signed by the Chairman of the Board or the Chief Executive Officer or the President or the Secretary, which shall state the time, place and purpose of such meeting, shall be given not less than 10 days nor more than 60 days before the date of any such meeting, to each shareholder of record entitled to vote at such meeting. If mailed, the notice shall be directed to the shareholder at his or her address as it appears on the records of the stock transfer agent. Any shareholder, in person or by proxy, may at any time by a duly signed statement in writing to that effect, waive any statutory or other notice of any meeting, whether such statement be signed before or after such meeting.
SECTION 5.        VOTING. (23) General. At all meetings of the shareholders, each holder of common stock having the right to vote, and present at the meeting in person or by proxy, shall be entitled to one vote for each full share of common stock of the Company entitled to vote and registered in his or her name. Each holder of preferred stock of any series shall have such voting powers, if any, as the Board of Directors shall have fixed by resolution prior to the issuance of any shares of such series. Whenever any action is to be taken by vote of the shareholders, other than the election of Directors, it shall be authorized by a majority of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote, unless a greater plurality is required by law or the Certificate of Incorporation.
(a)    Election of Directors. Except as otherwise required by law, a nominee for director shall be elected at a meeting for the election of directors at which a quorum is present if the number of votes cast, in person or by proxy by the holders of shares entitled to vote thereon, “for” such nominee’s election exceeds the number of votes cast “against” such nominee’s election; provided, that if the number of director nominees exceeds the number of directors to be elected, a nominee shall be elected by a plurality of the votes cast, in person or by proxy, by the holders of shares entitled to vote thereon at any such meeting. Any incumbent director who is not elected at such meeting shall offer to tender his or her resignation to the Board of Directors. The Corporate Governance and Nominating Committee will make a recommendation to the Board of Directors as to whether to accept or reject the offer to resign, or whether other action should be taken. The Board of Directors will act on such recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.
SECTION 6.        PROXIES. Any shareholder of record entitled to vote may be represented at any annual or special meeting of the shareholders by a duly appointed proxy. All proxies shall be filed with the Secretary of the meeting before being voted.
SECTION 7.         ORGANIZATION. The Chairman of the Board, or in the absence or disability of the Chairman of the Board or if a vacancy exists in the office of Chairman of the Board, a director or officer designated by the Board of Directors shall act as chairman of the meeting at all meetings of the shareholders. The Secretary, or in his or her absence or disability, one of the Assistant Secretaries, shall act as secretary of the meeting.

In case none of the officers above designated to act as secretary of the meeting shall be present, a secretary of the meeting shall be chosen by the Board of Directors.
SECTION 8.        ORDER OF BUSINESS. The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a vote of the shareholders.
SECTION 9.        RECORD DATE FOR ACTION BY WRITTEN CONSENT. In order that the Company may determine the shareholders entitled to consent to corporate action in writing without a meeting in accordance with law, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 60 days before the date fixed by the Board of Directors for tabulation of the consents or, if no date has been fixed for tabulation, more than 60 days before the last day on which consents received may be counted. When no prior action by the Board of Directors is required by applicable law, any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 30 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 30 days after the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in New Jersey, its principal place of business or to any officer or agent of the Company having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.
Nothing in this Article II, Section 9 shall require the Board of Directors to take any action with respect to any proposed action or other proposal for which consent is sought other than to fix a record date as provided for herein; and the fixing of any such record date shall not be deemed to be an action taken by the Board of Directors with respect to any such proposed action or other proposal for which consent is sought for any other purpose.
SECTION 10.        INSPECTORS OF WRITTEN CONSENT. In the event of the delivery, in the manner provided by Article II, Section 9, to the Company of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Company shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Company that the consents delivered to the Company in accordance with Article II, Section 9 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
SECTION 11.        EFFECTIVENESS OF WRITTEN CONSENT. Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, on or before the date fixed by the Board of Directors for tabulation of the consents or, if no such date has been fixed, within 60 days of the earliest dated written consent received in accordance with Article II, Section 9, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Company in the manner prescribed in Article II, Section 9 and are not thereafter revoked in accordance with the New Jersey Business Corporation Act.
ARTICLE III

Directors

SECTION 1.        QUALIFICATIONS. Each Director shall be at least 21 years of age and shall be elected in the manner provided by the Certificate of Incorporation and these By-laws.
SECTION 2.        DUTIES AND POWERS. The Board of Directors shall manage the business and affairs of the Company, and shall exercise all powers of the Company and perform all acts which are not required to be exercised or performed by the shareholders. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the Company as it may deem proper.
SECTION 3.        PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at the principal office of the Company or at such other place within or without the State of New Jersey, as the Chairman of the Board or the Board of Directors may designate.
SECTION 4.        TELEPHONE MEETINGS. Any or all Directors may participate in a meeting of the Board of Directors or a committee thereof by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.
SECTION 5.        NOTICE OF MEETINGS. There shall be an annual meeting of the Board of Directors held without notice on the date of the annual meeting of shareholders, or as soon thereafter as convenient, at the same place as the annual meeting of shareholders unless some other location is designated by the Chairman of the Board or by the President. Regular meetings, without notice, may be held at such time and place as the Board of Directors may designate. The Chairman of the Board or the Chief Executive Officer may call any special meeting of the Board of Directors, and shall do so whenever requested in writing by a majority of the Directors. Notice of each special meeting shall be mailed to each Director at least four days before the date on which the meeting is to be held, or be telephoned or sent to each Director by fax, e-mail or similar means of electronic communication, or be delivered in person, not later than the day before the date on which such meeting is to be held. The Board of Directors may meet to transact business at any time and place without notice, provided that each Director shall be present, or that any Director or Directors not present shall waive notice in writing, either before or after such meeting. The attendance of any Director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him or her. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning, and if the period of adjournment does not exceed 10 days in any one adjournment.
SECTION 6.        QUORUM. A majority of the Directors then in office shall constitute a quorum for the transaction of business, but the Director or Directors present, if less than a quorum, may adjourn any meeting from time-to-time until such quorum shall be present. All questions coming before the Board of Directors shall be determined and decided by a majority vote of the Directors present, unless the vote of a greater number is required by law, the Certificate of Incorporation or these By-laws.
SECTION 7.        ACTION WITHOUT A MEETING. The Board of Directors may act without a meeting if, prior or subsequent to such action, each Director shall consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.
SECTION 8.        COMPENSATION OF DIRECTORS. The Board of Directors may, by the affirmative vote of a majority of the Directors then in office, fix reasonable fees or compensation of the Directors for services to the Company, including attendance at meetings of the Board of Directors or committees thereof. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Each Director shall be entitled to receive reimbursement for reasonable expenses incurred in the performance of his or her duties.
ARTICLE IV
Committees
SECTION 1.        HOW CONSTITUTED AND POWERS. The Board of Directors, by resolution of a majority of the Directors then in office, may appoint from among its members one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors shall designate one member of each committee as its chair. If the chair of a committee is unavailable to attend or participate in a committee meeting, the committee members attending or participating in the meeting shall designate one member to serve as the committee’s acting chair for the meeting.
Each committee’s purpose, membership, and authority and responsibilities shall be set forth in its charter established by the Board of Directors, which shall be posted on the Company’s website, www.bd.com. To the extent provided in these By-laws, in each committee’s charter, or by any resolution conferring or limiting its powers, each committee shall have and may exercise all the authority of the Board of Directors, except that no committee shall:

(a)	make, alter, or repeal any By-law of the Company;

(b)	elect, appoint or remove any Director, or elect, appoint or remove any corporate officer;

(c)	submit to shareholders any action that requires approval of shareholders;

(d)	amend or repeal any resolution adopted by the Board of Directors;

(e)	act on matters assigned to other committees appointed by the Board of Directors; or

(f)	create, dissolve or fill any vacancy on any committee appointed by the Board of Directors.
The Board of Directors, by resolution of a majority of the Directors then in office, may fill any vacancy in any committee; appoint one or more alternate members of any committee to act in the absence or disability of members of such committees with all the powers of such absent or disabled members; or remove any Director from membership on any committee.
SECTION 2.        MEETINGS AND PROCEDURES. Each committee may make its own rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors, and shall also meet at the call of the chair of the committee, the Chairman of the Board, the Chief Executive Officer, or a majority of the members of the committee.
A majority of the members of a committee shall constitute a quorum. The affirmative vote of a majority of all of the members of a committee shall be necessary for the adoption of a resolution or to approve any matter within the scope of the authority of a committee. Minutes of the proceedings of a committee shall be recorded in a book provided for that purpose and filed with the Secretary of the Company. A committee may act without a meeting if, prior or subsequent to such action, each member shall consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the committee.

Action taken by a committee, with or without a meeting, shall be reported to the Board of Directors at its next regular meeting following such committee action; except that, when the meeting of the Board of Directors is held within two days after the committee action, such report, if not made at the first meeting, shall be made to the Board of Directors at its second meeting following such action.
ARTICLE V
Officers
SECTION 1.        ENUMERATION, APPOINTMENT AND REMOVAL. The corporate officers of the Company shall be a Chairman of the Board, a Chief Executive Officer, a President, a Treasurer, a Secretary, and such other corporate officers (including assistant corporate officers) as the Board of Directors may deem necessary or desirable for the transaction of the business of the Company. In its discretion, the Board of Directors may leave unfilled any office except those of the President, Treasurer, and Secretary, and should any vacancy occur among said officers by death, resignation or otherwise, the same shall be filled at the next regular meeting of the Board of Directors or at a special meeting. Any two or more offices may be held by the same person. The Board of Directors, by resolution adopted by a majority of the Directors then in office, shall designate the Chairman of the Board or the President to serve as the Chief Executive Officer of the Company.
The corporate officers shall be elected by the Board of Directors and shall hold office until the next annual meeting of the Board of Directors, subject to the power of the Board of Directors to remove any corporate officer at its pleasure by an affirmative vote of the majority of the Directors then in office.
Every corporate officer shall have such authority and perform such duties in the management of the Company as may be provided in these By-laws, or such duties consistent with these By-laws as may be assigned by the Board of Directors, the Chief Executive Officer or the officer to whom such person reports.
The appropriate officers shall have the authority to appoint persons to the position of Senior Vice President, Vice President or another Vice President designation with respect to any business unit or function within the Company. Such persons shall not be deemed to be corporate officers solely by virtue of such appointment.
SECTION 2.        CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the shareholders, and shall perform such other duties as these By-laws or the Board of Directors may prescribe. In the absence or disability of the Chairman of the Board or if a vacancy exists in the office of Chairman of the Board, the Board of Directors shall designate a director who shall have all the powers and perform all the duties of the Chairman of the Board.
SECTION 3.        CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general charge and supervision over and responsibility for the business and affairs of the Company. He or she shall keep the Board of Directors fully informed concerning those areas in his or her charge, and shall perform such other duties as may be assigned to him or her by the Board of Directors.
SECTION 4.        PRESIDENT. The President shall have such powers and perform such duties as may be provided by statute or these By-laws, and as may be assigned by the Board of Directors or the Chief Executive Officer.
SECTION 5.        TREASURER. The Treasurer shall have the care and custody of the Company funds and securities, maintain banking relationships and execute credit and collection policies. He or she shall perform such other duties and possess such other powers as are incident to his or her office.
SECTION 6.        SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of the shareholders, and shall record all proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and the Board of Directors. He or she shall have the custody of the seal of the Company and shall affix the same to all instruments requiring it, and attest the same. He or she shall perform such other duties and possess such other powers as are incident to his or her office.
ARTICLE VI
Certificate of Capital Stock
SECTION 1.        FORM AND TRANSFERS. Subject to the following sentence, the interest of each shareholder of the Company shall be evidenced by certificates for shares of capital stock, certifying the number of shares represented thereby. However, the board of directors may provide that some or all of the shares of any class or series of stock of the Company shall be represented by uncertificated shares.
Transfers of shares of the capital stock of the Company shall be made only on the books of the Company, which shall include the books of the stock transfer agent, by the registered holder thereof, or by his or her attorney authorized by power of attorney duly executed and filed with the Secretary of the Company, or a transfer agent appointed as provided in Section 4 of this Article, and, except in the case of uncertificated shares, on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of capital stock stand on the books of the Company shall be deemed the owner thereof for all purposes. The Board of Directors may, from time-to-time, make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Company. Certificates shall be signed by, or in the name of the Company by, the Chairman, the President or a Vice President who is a corporate officer, and may be countersigned by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Company and may be sealed with the seal of the Company or a facsimile thereof. Any or all signatures upon a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such corporate officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such corporate officer, transfer agent or registrar at the date of its issue.
SECTION 2.        FIXING RECORD DATE. Except as provided in Article II, Section 9 with respect to the setting a record date for action by written consent of shareholders, for the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or an adjournment thereof, or for the purpose of determining the shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board of Directors shall fix a date not more than 60 days nor less than 10 days before the date of any such meeting, nor more than 60 days prior to any other action, as the record date for any such determination of shareholders.
SECTION 3.        LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. No certificate for shares of capital stock in the Company shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of evidence of such loss, destruction or theft and on delivery to the Company, if the Board of Directors shall so require, of a bond of indemnity upon such terms and secured by such surety as the Board of Directors may in its discretion require. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.
SECTION 4.        TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates of capital stock to bear the signature or signatures of any of them. One corporation may serve as both transfer agent and registrar.
SECTION 5.        EXAMINATION OF BOOKS BY SHAREHOLDERS. So far as it is not inconsistent with law, the Board of Directors shall have power to determine, from time-to-time, whether, to what extent, at what times and places, and under what conditions and regulations the books and records of account, minutes of the proceedings of the shareholders, the Board of Directors and any committee of the Board, and other documents of the Company, or any of them, shall be open to inspection of the shareholders.
SECTION 6.        VOTING SHARES OF OTHER CORPORATIONS. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and the President, or either of them, or their respective designees, shall have full power and authority on behalf of the Company to attend and to act and to vote at any meeting of shareholders of any corporation in which the Company may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Company might have possessed and exercised if present. The Board of Directors, by resolution, from time-to-time, may confer like powers upon any other person or persons.
ARTICLE VII
Dividends

Dividends may be declared and paid at such times and in such amounts as the Board of Directors may in its absolute discretion determine and designate, subject to the restrictions and limitations imposed by law.
ARTICLE VIII
Signatures
Unless otherwise required or permitted by law, by the Certificate of Incorporation, by these By-laws, or by resolution of the Board of Directors, any corporate officer may execute in the name of the Company, contracts or other instruments and filings in the ordinary course of business, or contracts or other instruments and filings not in the ordinary course of business which are authorized, either generally or specifically, by the Board of Directors, and the Secretary or an Assistant Secretary shall affix the Company seal thereto and attest the same, if required.
ARTICLE IX
Fiscal Year
The fiscal year of the Company shall begin on the 1st day of October in each year and end on the September 30th next succeeding.
ARTICLE X
Directors May Contract With Company
Any Director or corporate officer may be a party to or may be interested in any agreement or transaction of the Company by which he or she may personally benefit, with the same force and effect as if he or she were either an entire stranger to the Company or to the Board of Directors, provided the fact that he or she is so interested or may personally benefit shall be disclosed or shall have been known to the majority of the Board of Directors; and further provided that such agreement or transaction shall be approved or ratified by the affirmative vote of a majority of the Directors, or a committee thereof, not so interested or benefited.
ARTICLE XI
Indemnification
The Company shall indemnify to the full extent authorized or permitted by the New Jersey Business Corporation Act (the “New Jersey Act”), any corporate agent (as defined in the New Jersey Act) involved in any proceeding (as defined in the New Jersey Act) by reason of the fact that he or she is, or was, a corporate agent of the Company.
The reasonable expenses incurred by a director or officer in defending or investigating a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking (reasonably satisfactory to the Company) by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article XI.
Any indemnification under this Article XI shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the corporate agent is proper in the circumstances, because such person has met the applicable standard of conduct set forth in the New Jersey Act. With respect to directors or officers of the Company, such determination shall be made (i) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, in a written opinion by independent legal counsel designated by the Board of Directors, or (iii) by the shareholders. With respect to all other corporate agents and unless otherwise directed by the Board of Directors, such determination may be made by the General Counsel of the Company.
No elimination of or amendment to this Article XI shall deprive any person of any rights hereunder arising out of alleged or actual acts or omissions occurring prior to such elimination or amendment.
ARTICLE XII
Amendments
By-laws may be adopted, amended, or repealed by the shareholders or by a majority vote of the Directors then in office. Any By-law adopted or amended by the shareholders may be amended or repealed by a majority vote of the Directors then in office unless such By-law expressly reserves to the shareholders the right to amend or repeal it.
ARTICLE XIII
Force and Effect of By-Laws
These By-laws are subject to the provisions of the New Jersey Business Corporation Act and the Company’s Certificate of Incorporation, as they may be amended from time-to-time. If any provision in these By-laws is inconsistent with a provision in that Act or the Certificate of Incorporation, the provision of that Act or the Certificate of Incorporation, as the case may be, shall govern to the extent of such inconsistency.

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